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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549




                                    FORM 8-K




                                 CURRENT REPORT




                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):    APRIL 11, 2001
                                                 ------------------------------


                               INNOFONE.COM, INC.
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             (Exact name of registrant as specified in its charter)


                                     NEVADA
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                 (State or other jurisdiction of incorporation)


          0-31949                                         98-020313
   -----------------------                  ------------------------------------
   (Commission File Number)                 (I.R.S. Employer Identification No.)


600 NORTH PINE ISLAND ROAD, SUITE 450, PLANTATION, FLORIDA              33324
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(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code:           (954) 315-0341
                                                    ----------------------------


                                (NOT APPLICABLE)
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)




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         ITEM 5. OTHER EVENTS

         BANKRUPTCY & INSOLVENCY PROCEEDINGS

         As previously reported, on March 1, 2001, Innofone Canada, Inc. (the "Subsidiary"), the operating subsidiary of the Registrant, was served with a Petition for a Receiving Order under the Bankruptcy & Insolvency Act of Canada on March 1, 2001 (the "Petition").

         Following a March 15 jurisdictional hearing on the Petition, the Subsidiary evaluated various alternatives to allow it to continue to operate its business. Following that evaluation, the Subsidiary filed a Notice of Intention to Make a Proposal under the Canadian Bankruptcy and Insolvency Act to its creditors (a "Proposal"). The filing of such Notice, which was made on April 11, 2001, is considered an admission of insolvency under Canadian law. If approved by the requisite vote of the creditors and ratified by the court, the Proposal would permit the Subsidiary to discharge its existing indebtedness creditors and continue to operate its business. Under Canadian law, the Proposal may not, however, stay the hearing on the merits of the Petition currently scheduled for May 2nd and 3rd.

         On April 12, 2001, the Subsidiary consented to the appointment of an interim receiver for its assets, excluding its equipment and fixed assets. The interim receiver has been directed by the court to, INTER ALIA, take control of all revenues and monies collected or to be collected under the "Visez Juste" program and deposit such funds in a trust account until (i) judgement is rendered on the Petition or (ii) if a Proposal is accepted by a majority of the Subsidiary's creditors and ratified by the Court.

         Although the terms of the Proposal have not yet been finalized, it is expected that the Registrant will relinquish all or a portion of its claims for amounts due from the Subsidiary in exchange for the other creditors' acceptance of the Proposal. There can be no assurance that the Proposal will be accepted or, if accepted, ratified by the court.

         If the Proposal is rejected by the creditors or not ratified by the Court, then under Canadian law the Subsidiary would be automatically adjudged bankrupt and would begin a process of liquidation. Similarly, an adverse judgment on the Petition would result in a liquidation of the Subsidiary to pay the claims of creditors.

         A press release, a copy of which is set forth as Exhibit 99.1 hereto, is incorporated herein by reference.


         TERMINATION OF BIZSMART AGREEMENT

         On March 30, 2001, CIBC terminated its arrangement with the Registrant and the Subsidiary to offer long distance telephone services, calling card services and cellular and PCS services on CIBC's bizsmart.com website, effective April 30, 2001.


                                       2
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         Item 7. Financial Statements and Exhibits

         The following exhibits are filed herewith:

         Exhibit No.
               99.1      Innofone.com, Inc. press release, dated April 24, 2001.







                                       3
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        INNOFONE.COM, INC.




Date: April 24, 2001                 By: /s/ LARRY HUNT
                                         -----------------
                                         Larry Hunt
                                         President and Chief Executive Officer





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                                  EXHIBIT INDEX

      Exhibit No.
             99.1      Innofone.com, Inc. Press Release, dated April 24, 2001
